SIGNATURE OFFICE REIT, INC.
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

Your Proxy Vote is important!

Please remember that you can Vote your Proxy by INTERNET or TELEPHONE.

It Saves Money! Voting by Internet or telephone saves postage costs, which can help minimize SOR's expenses.

It Saves Time! Vote instantly by Internet or by telephone – 24 hours a day.

It's Easy! Just follow these simple steps:

1. Read your proxy statement and have it in hand.
2. Call toll-free ***[●]***, or go to the website: ***[●]***
3. Follow the recorded or on-screen instructions.
4. Unless you wish to change your vote, **do *not* mail your Proxy Card if you vote by Internet or telephone.**

Please detach at perforation before mailing.

PROXY | SIGNATURE OFFICE REIT, INC. | PROXY

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS ON [●], 2015
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Douglas P. Williams and Glen F. Smith, and each of them, as proxy and attorney-in-fact, each with the full power to appoint his substitute, on behalf and in the name of the undersigned, to attend the Special Meeting of Stockholders of SIGNATURE OFFICE REIT, INC., to be held on [●], 2015, at [●], at [●], and at any adjournments or postponements thereof, and to vote all shares of common stock that the undersigned would be entitled to cast at such meeting and at any adjournments or postponements thereof, and to represent the undersigned at such meeting and at any adjournments or postponements thereof with all powers possessed by the undersigned as if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the Notice of the Special Meeting of Stockholders and the Proxy Statement and Prospectus, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting.

When this proxy is properly executed, the votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned stockholder. If this proxy is executed, but no direction is made, the votes entitled to be cast by the undersigned will be cast "FOR" Proposal 1, "FOR" Proposal 2, and "FOR" Proposal 3. The proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournments or postponements thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including but not limited to the power and authority to adjourn the meeting to a date not more than 120 days after the record date in the event that a quorum is not obtained by the [●], 2015, meeting date.

Internet and telephone proxy authorization must be received by [●] (ET), [●], 2015, in order for your votes to be certified in the final tabulation. In the event that the Special Meeting is adjourned or postponed, Internet and telephone proxy authorizations must be received by the day the meeting is resumed or rescheduled.

VOTE BY INTERNET: [●]
VOTE BY TELEPHONE: [●]

Note: Please sign exactly as your name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, guardian, or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.

Stockholder sign here | Date

Co-Owner sign here | Date

EVERY STOCKHOLDER'S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for Signature Office REIT, Inc. Stockholder Meeting to Be Held on [●], 2015

You are receiving this communication because you hold shares in Signature Office REIT, Inc. ("SOR"). This is to inform you that the materials you should review before casting your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you in this packet and online. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement for this meeting is available at: [●]

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD OR VOTE USING THE INTERNET OR TELEPHONE TODAY.

Please detach at perforation before mailing.

TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS PROXY CARD.
IF YOU PREFER, YOU MAY INSTEAD AUTHORIZE THE PROXIES TO VOTE YOUR SHARES BY INTERNET OR TOUCH-TONE PHONE.
PLEASE MARK VOTES AS IN THIS EXAMPLE: ■

Your votes will be cast as you direct. If this proxy card is executed with no direction, your votes will be cast as our board recommends.

OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER IN PROPOSAL 1, "FOR" APPROVAL OF THE MERGER-RELATED COMPENSATION IN PROPOSAL 2, AND "FOR" PROPOSAL 3 AS DESCRIBED IN THE PROXY STATEMENT AND PROSPECTUS.

		FOR	AGAINST	ABSTAIN
1.	To consider and vote upon a proposal to approve the Merger described in the Agreement and Plan of Merger dated as of November 21, 2014 by and among SOR, Griffin Capital Essential Asset REIT, Inc. ("GCEAR"), and Griffin SAS, LLC, a wholly owned subsidiary of GCEAR, and the other transactions contemplated in the Merger Agreement, as more thoroughly described in the Proxy Statement and Prospectus.	☐	☐	☐
2.	To consider and vote on an advisory (non-binding) proposal to approve certain compensation that will become payable to the named executive officers of SOR in connection with the consummation of the Merger.	☐	☐	☐
3.	To consider and vote on a proposal to grant discretionary authority to each of the proxy holders named on the reverse side of this proxy card to approve one or more adjournments of the special meeting to another date, time, or place, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the Merger and the other transactions contemplated by the Merger Agreement.	☐	☐	☐

	YES	NO
I PLAN TO ATTEND THE SPECIAL STOCKHOLDER MEETING AT [●] ET ON [●], 2015 IN [●].	☐	☐

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD OR VOTE USING THE INTERNET OR TELEPHONE TODAY